Third Supplementary Bidder’s Statement

1	Background

This document is the third supplementary bidder’s statement (“Third Supplement”) to the bidder’s statement dated 30 November 2004 (“Original Bidder’s Statement”) issued by Xstrata Capital Holdings Pty Limited (ACN 111 756 337) (“Xstrata Capital”) and lodged with the Australian Securities and Investments Commission (“ASIC”) in relation to Xstrata Capital’s off-market takeover bid for WMC Resources Ltd (ACN 004 184 598) (“WMC”).

This Third Supplement is to be read together with the replacement bidder’s statement dated 16 December 2004 (“Bidder’s Statement”) and the second supplemental bidder’s statement dated 7 February 2005. Changes to the Original Bidder’s Statement as supplemented by the first supplementary bidder’s statement were incorporated into the Bidder’s Statement.

Unless the context requires otherwise, defined terms used in the Bidder’s Statement have the same meaning in this Third Supplement.

2	Date for giving notice on status of conditions - ASIC modification

On 20 January 2005, Xstrata Capital varied the Offer by extending the Offer Period from 7.00pm (Sydney time) on 28 January 2005 to 7.00pm (Sydney time) on 28 February 2005.

Under section 630(2) of the Corporations Act, the effect of the extension was to postpone the date for giving notice of the status of the conditions of the Offer under section 630(1) of the Corporations Act (“Status Notice”) from 20 January 2005 to 20 February 2005.

However, as 20 February 2005 is a Sunday, and the requirements of the Corporations Act concerning the publication of the Status Notice cannot be satisfied on a Sunday, ASIC modified section 630(3) of the Corporations Act by declaration on 14 February 2005 to permit Xstrata Capital to give a notice on the last business day before that date.

The modification by ASIC enables Xstrata Capital to comply with sections 630(3) and (5) of the Corporations Act and to give the Status Notice on Friday, 18 February 2005 (unless the Offer is subsequently extended).

A copy of the ASIC instrument modifying section 630(3) of the Corporations Act is set out in Appendix 1.

3	Withdrawal rights - ASIC modification

Xstrata Capital obtained exemptions and modifications from ASIC under section 655A(1) of the Corporations Act from certain provisions of Chapter 6 of the Corporations Act to permit the inclusion of withdrawal rights in the Offer Terms. A copy of the instrument dated 14 December 2004 granted by ASIC was included in Appendix 5 of the Bidder’s Statement. On 24 December 2004 ASIC issued a further instrument amending the instrument dated 14 December 2004, a copy of which is set out in Appendix 2.

On 14 February 2005, ASIC issued a declaration varying the ASIC instrument dated 14 December 2004 (as amended) and also varying section 650A(1) of the Corporations Act to allow Xstrata Capital to vary the terms of the withdrawal rights under the Offer so that:

●	there is an express obligation on WMC shareholders who withdraw their acceptances to repay any consideration received; and

●
there is an automatic termination of the withdrawal rights if Xstrata Capital obtains a relevant interest in 90% (by number) of the WMC Shares, and receives acceptances in respect of 75% (by number) of the WMC Shares that Xstrata offered to acquire. This will be so even if the 90% minimum acceptance condition in paragraph (a) of Appendix 2 in the Bidder’s Statement (“Minimum Acceptance Condition”) has been waived.

Previously, the withdrawal rights terminated automatically if the Minimum Acceptance Condition is satisfied. However, if Xstrata waived the Minimum Acceptance Condition, there was no automatic termination. Under those circumstances, if Xstrata Capital subsequently acquired a relevant interest in 90% (by number) of the WMC Shares then it would be entitled to compulsorily acquire all WMC Shares it did not own, including shares “withdrawn”, even if its relevant interest fell below 90%.

Accordingly, the withdrawal rights under the Offer will be varied so that WMC shareholders may withdraw an acceptance in accordance with clause 4.7 of the Offer Terms at any time before:

●	Xstrata Capital announces that it has become entitled to proceed to the compulsory acquisition of the outstanding WMC Shares;

●	the expiry of 14 days after Xstrata Capital lodges a supplementary bidder’s statement with ASIC notifying termination of the withdrawal rights; or

●	the end of the Offer Period,

whichever occurs first, when the withdrawal rights under clause 4.6 of the Offer Terms will terminate.

A copy of the ASIC instrument varying the ASIC instrument dated 14 December 2004 (as amended) and modifying section 650A(1) of the Corporations Act is set out in Appendix 3.

4	Offer conditions

Xstrata Capital has previously notified that the following conditions of the Offer have been fulfilled:

●
the condition set out in subparagraph (d) of Appendix 2 of the Bidder’s Statement relating to the decision by the European Commission to grant clearance under the EU Merger Regulation to Xstrata Capital’s proposed acquisition of WMC;

●	the conditions set out in subparagraphs (e)(i) and (e)(ii) of Appendix 2 of the Bidder’s Statement relating to compliance with the Hart-Scott-Rodino Antitrust Improvements Act (US); and

●	the condition set out in subparagraph (h) of the Bidder’s Statement relating to the approval by Xstrata’s shareholders of the acquisition of WMC Shares.

In addition on 21 December 2001 the ACCC announced that it would not oppose the proposed acquisition by Xstrata Capital of WMC.

On 11 February 2005, the Treasurer of the Commonwealth of Australia granted approval under the Foreign Acquisitions and Takeovers Act 1975 (Cwlth) to the proposed acquisition by Xstrata Capital of WMC to proceed. The approval was conditional on Xstrata undertaking:

●	to abide by all Australian federal and state laws and regulations relating to the mining and export of uranium;

●
that the headquarters and Executive Boards of Xstrata Coal, Xstrata Copper and the planned new business group, Xstrata Nickel, will be retained in Australia, whilst the majority of the assets of the respective businesses are located in Australia;

●
to continue with the exploration programs currently undertaken by WMC within WMC's nickel and Olympic Dam businesses in Australia, in addition to Xstrata’s existing green- and brown-fields exploration activities in Australia;

●
that Xstrata’s annual reporting disclosure will include the Group’s annual exploration expenditure in Australia, and Xstrata will report on these activities annually to the Minister for Industry, Tourism and Resources; and

●	to undertake prior consultations with the Department of Industry, Tourism and Resources on the terms of any and all marketing arrangements it enters into with third parties in respect of uranium.

On 16 February 2005 Xstrata Capital declared each Offer free from the following conditions in Appendix 2 of the Bidder’s Statement:

(i)   the condition in paragraph (b) of Appendix 2 (relating to the consent of the Treasurer of the Commonwealth of Australia under the Foreign Acquisitions and Takeovers Act 1975 (Cwlth)) to the proposed acquisition by Xstrata Capital of WMC);

(ii)  the condition in paragraph (c) of Appendix 2 of the Bidder’s Statement (relating to actions by the Australian Competition and Consumer Commission under the Trade Practices Act 1974 (Cwlth)); and

              (iii)  the condition in subparagraph (e)(iii) in Appendix 2 of the Bidder’s Statement (relating to orders and injunctions in the United States prohibiting the proposed acquisition).

Among the remaining conditions of the Offer are the condition in paragraph (a) of Appendix 2 of the Bidder’s Statement relating to the requirement that Xstrata Capital acquire a relevant interest in at least 90% (by number) of the WMC Shares.

5	Relevant interest

As at 16 February 2005, Xstrata Capital had a relevant interest in 385,284 WMC Shares, representing 0.0328% of WMC Shares on issue.

6	Lodgment with ASIC

A copy of this Third Supplement was lodged with ASIC on 16 February 2005. Neither ASIC nor any of its officers takes any responsibility for the contents of this Third Supplement.

7	Authorisation

This Third Supplement has been approved by a resolution passed by the directors of Xstrata Capital.

Signed on behalf of Xstrata Capital Holdings Pty Limited:

/s/ Jason Watts
Attorney for Benny Levene, Director Dated: 16 February 2005

Appendix 1 - ASIC instrument dated 14 February (section 630(3))

Australian Securities and Investments Commission

Corporations Act 2001 - Paragraph 655A(1)(b) Declaration

Pursuant to paragraph 655A(1)(b) of the Corporation Act 2001 (“Act”), the Australian Securities and Investments Commission (“ASIC”) declares that Chapter 6 of the Act applies to the persons specified in Schedule A in the case specified in Schedule B as if subparagraph 630(3) of the Act were modified by inserting after the words “subsection (1) or (2),” the words:

“or if that date is not a business day, on the last business day before that date,”

Schedule A

Xstrata Capital Holdings Pty Ltd CAN 111 756 337 (“Bidder”).

Schedule B

The extension of the offer period, as notified on 20 January 2005, of the takeover bid by the Bidder for all the ordinary shares in WMC Resources Limited CAN 004 184 598 in relation to which a replacement bidder’s statement was lodged on 16 December 2004 and a supplementary bidder’s statement setting out the effect of this instrument is lodged within 3 days of the date of this instrument.

Date this 14th of February 2005

/s/ Judy Yeung_______
Signed by Judy Yeung
As a delegate of the Australian Securities and Investments Commission

Appendix 2 - ASIC instrument dated 24 December 2004 (withdrawal rights)

Australian Securities and Investments Commission
Corporations Act 2001 - Subsection 655A(1) - Variation

Under paragraph 655A(1)(b) of the Corporations Act 2001 (“Act”), the Australian Securities and Investments Commission (“ASIC”) varies the ASIC Instrument dated 14 December 2004 signed by Rachel Howitt which modifies or varies subsection 650A(1) and paragraph 653(1)(a) of the Act in relation to the person specified in Schedule A as if the following words:

“And under paragraph 655A(1)(b) of the Act, ASIC declares that Chapter 6 of the Act applies to the person specified in Schedule A in the case specified in Schedule B on the conditions specified in Schedule C for so long as those conditions are met, as if:”

were replaced with:

“And under paragraph 655A(1)(b) of the Act, ASIIC declares that Chapter 6 of the Act applies to the person specified in Schedule A in the case specified in Schedule B as if:”.

Schedule A

Xstrata Capital Holdings Pty Limited CAN 111 756 337

Dated this 24th day of December 2004

/s/ Rachel Howitt______
Signed by Rachel Howitt
As a delegate of the Australian Securities and Investments Commission

Appendix 3 - ASIC instrument dated 14 February 2005 (withdrawal rights)

Australian Securities and Investments Commission

Corporations Act 2001 - Paragraph 655A(1) Declaration

Under paragraphs 655A(1)(a) and (b) of the Corporations Act 2001 (“Act”), the Australian Securities and Investments Commission (“ASIC”) varies the ASIC Instrument dated 14 December 2004 signed by Rachel Howitt (as varied by the further ASIC Instrument dated 24 December 2004 signed by Rachel Howitt) by:

(A)	inserting after the word “Bidder” appears in Schedule B the phrase (“Bid”);

(B)
replacing the words “(b) Notwithstanding anything in paragraph (a) above, Withdrawal Rights terminate immediately upon the Bidder announcing that its minimum acceptance condition has been satisfied,” with:

“(b)	A person who withdraws an acceptance must return any consideration received from the Bidder for accepting the offer;

(c)	Notwithstanding anything in paragraph (a) above, Withdrawal Rights terminate immediately upon the Bidder announcing that it and its associates have acquired;

(i)	a relevant interest in at least 90% (by number) of the shares in Target; and

(ii)	at least 75% (by number) of the shares in Target that the Bidder offered to acquire under the Bid.”

And under paragraph 655(A)(1)(b) of the Corporations Act 2001 (“Act”), the Australian Securities and Investments Commission (“ASIC”) declares that Chapter 6 of the Act supplies to the person specified in Schedule A in the case specified in Schedule B and C as if subsection 650A(1) of the Act (as modified or varied by the Previous Instrument) were modified by inserting at the end of that subsection the words:

“or by varying the terms of withdrawal rights under the offers.”

Schedule A

Xstrata Capital Holdings Pty Ltd ACN 111 756 337 (“Bidder”).

Schedule B

Offers under a takeover bid by the Bidder for all the ordinary shares in WMC Resources Limited CAN 004 184 598 in relation to which a replacement bidder’s statement (“Bidder’s Statement) was lodged on 16 December 2004 (“Offers”).

Schedule C

Varying the following terms of the Offers, set out in Appendix 1 of the Bidder’s Statement:

(a)	clause 4.6, by amending subparagraph (a) to read “Xstrata Capital has announced that it and its associates have acquired;

(i)	a relevant interest in at least 90% (by number) of the WMC Shares; and

(ii)	at least 75% (by number) of the WMC Shares that Xstrata Capital offered to acquire under the Offer.”;

(b)	clause 4.7, by inserting at the end of that clause the following paragraph;

“In either case, for a withdrawal of your acceptance to be valid, you must return any consideration received by you for accepting the offer”;

(c)	clause 4.8, by amending subparagraph (a) to read “the date on which Xstrata Capital announces that it or its associates have acquired:

(i)	a relevant interest in at least 90% (by number) of the WMC Shares; and

(j) at least 75% (by number) of the WMC Shares that Xstrata Capital offered to acquire under the Offer”.

Dated this 14th day of February 2005

/s/ J. Yeung_______________
Signed by Judy Yeung
as a delegate of the Australian Securities and Investments Commission